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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 29, 2008, with respect to the financial statements of Protherm Services Group, LLC included in the Registration Statement and related Prospectus of Brand Energy, Inc. dated July 17, 2008.

/s/ Ernst & Young LLP

Atlanta, Georgia
July 11, 2008

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm